Exhibit 32.2

         Certification Pursuant to Section 906 of the Sarbanes Oxley Act


I, William M. Breen, Chief Financial Officer of Merrill Lynch Funds for Institutions Series and Master Institutional Money Market Trust (together, the "Fund"), certify that:

      1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


Dated: June 18, 2004


                                       /s/ William M. Breen
                                       ----------------------------
                                       William M. Breen,
                                       Chief Financial Officer of
                                       Merrill Lynch Funds for Institutions
                                       Series and Master Institutional
                                       Money Market Trust


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Merrill Lynch Funds for Institutions Series and Master Institutional Money Market Trust and will be retained by Merrill Lynch Funds for Institutions Series and Master Institutional Money Market Trust and furnished to the Securities and Exchange Commission or its staff upon request.